Exhibit 4.24
February 12, 2014

Addendum to the Contract Nr. IS-110/12 dated October 18, 2012 and to the USA
Plant Exercise Notice dated November 6th, 2013 ("Addendum")

As per our discussions we hereby agree to amend the US Plant Exercise Notice submitted to you on November 6, 2013 (the "Exercise Notice") as follows:

1.
Any capitalized term not defined herein shall have the same meaning ascribed to it in the Contract n° IS-110/12 dated October 18, 2012 as amended (the "Contract") and the Exercise Notice. Except as set forth herein, no other changes are made to the Contract or to Exercise Notice.

2.	Section 4.4 (2) of Exhibit I to the Contract, is hereby amended as following detailed in this section 2 to the Addendum.

The following delivery schedule shall apply to the USA Plant (in accordance with the scope of supply as included in this Addendum) and Supplier undertakes to meet any of the following milestones for delivery of the USA Plant not later than at the time indicated with respect thereto:

-	Slab Moulding line, (Groups: “B”, “C” , excluding positions from B1 till B6 included and excluding pos. D11+D12+D13+D14+D15+D16): within July 15th, 2014

-	Slabs finishing line (Group “E”): within August 15th , 2014

-	New Catalysis Kilns line (from pos.D1 up to pos. D10 and pos. D17): within October 15th 2014.

-	Completion of Cold Test (as defined in section 3.39 in the Contract): November 30th, 2014.

-	Plant Delivery Completion (as defined in section 3.38 in the Contract): February 1th , 2015.

3.
Section 4 of the Exercise Notice shall be considered null; delivery terms will remain FCA Breton as per article 7 of the original Contract. However, Caesarstone shall have the right to change the delivery terms to CIP (Incoterms 2010) Caesarstone's site at Belfast Center, Richmond Hill, Georgia, USA, upon giving the Supplier a written notice within end of March 2014. During February and March 2014 Supplier shall send to Caesarstone quotations, suggested forwarders and all needed specification (delivery routes…) for CIP delivery. In case Caesarstone should decide to change delivery terms to such CIP terms, the following terms shall apply: a) the FCA (Incoterm 2010) Contract Price of the USA Plant and the Letter of Credit amount (see payment terms of the Contract) shall be increased by the additional direct expenses for CIP delivery, as confirmed by Caesarstone (it is clarified that Supplier shall use forwarders and delivery routes as may be requested by Caesarstone). b) Seller shall engage the forwarders and the shipment specifications (delivery routes…) as agreed between the parties. c) Supplier shall supervise the unloading operations from the containers of the US Plant at the Buyer's site in Belfast Center in Richmond Hill, Georgia. Organization, responsibility and costs for the unloading operations from the containers remain at Caesarstone's charge. d) within seven calendar days following the vessel departure, Supplier shall provide Buyer with a copy of all documents and Information required for the import (custom clearance) of such machines and equipment.

*** Confidential treatment has been requested for redacted portions of this exhibit.  This copy omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

4.	Changes to Scope of Supply.

4.1	Buyer has decided not to purchase the entire [***] and the [***] and relevant [***] from pos. B1 to pos. B6 included in Exhibit A under the Exercise Notice.

Therefore, Supplier shall not [***]. In addition, the parties agreed that following the above change in the scope of supply, the USA Plant Contract Price as indicated in the Excercise Notice shall be reduced by Euro [***].

4.2
In addition, Buyer has decided and Supplier has agreed to make some modifications of the equipment composing the “Continuous Bretonstone Quartz Slab Processing Line” of the USA Plant, and such change adds to the USA Plant Price as indicated in the Exercise Notice an amount of Euro [***].

4.3
The machine list attached herein asExhibit A entirely replaces the machine list that was attached as Exhibit A of the Exercise Notice and shall constitute the new and replaced scope of supply with respect to the USA Plant.

5.
Guaranteed Performance Test Figures. Supplier shall remain committed to the US Plant meeting the Guaranteed Performance Test Figures, subject only to failure to meet Guaranteed Performance Test Figures which originates directly from the [***] that Buyer shall use, instead of the [***]. Subject only to the aforementioned, nothing herein (including without limitation the change in the scope of supply) shall derogate from Supplier's liabilities and responsibilities set forth in the Contract.

Without derogating from the generality of the aforementioned, it is agreed that Supplier shall not be responsible to halts in the US Plant slab finishing operation ( and consequent possible damages, if any) that shall occur due to the design of the special unloading system of polished slabs.

*** Confidential treatment has been requested for redacted portions of this exhibit.  This copy omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

6.	Contract Price. Section 3 of the Exercise Notice (and therefore Section 17.1(ii) to the Contract) are amended as follows:

The FCA (Incoterms 2010) Contract Price for the USA Plant is equal to EURO [***] ([***]).

7.
USA Advance Payment. Section 2(i) of exhibit X to the Contract is amended hereby as following: the USA Advance Payment, in the anmount of EURO [***] [([***]%)[***]-[***] =[***]] will be paid by the Buyer within 7 working days as of the date of this Addendum, against the issuance and provision by the Supplier of a Bank Guarantee in the same amount and as per specimen in Exhibit XI of the Contract.

8.	Section 6 of the Exercise Notice is hereby cancelled. Supplier shall continue to support Buyer with any additional drawings as may be reasonably needed.

9.
For the sake of good order it is hereby clarified that this addendum does not derogate from the validity of the Exercise Notice and that the terms and conditions of the Contract and the Exercise Notice shall continue to apply except as specifically changed in this Addendum. Without derogating from the generality of the aforementioned, it is clarified that the binding date of the Exercise Notice remains November 6, 2013.

February 12th, 2014

_______________________________________________	_______________________________________________
Giancarlo Crestani (Director)	Yos Shiran ( CEO)
BRETON S.P.A.	Caesarstone Sdot Yam LTD

*** Confidential treatment has been requested for redacted portions of this exhibit.  This copy omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Exhibit A

USA-PLANT MACHINE LIST

[***]

Pos.	B.	7)	n. [***] [***]

Pos.	B.	7/1)	n. [***] [***]

Pos.	B.	8)	n. [***] [***]

Pos.	B.	8/1)	n. [***] [***]

Pos.	B.	8/2)	n. [***] [***]

Pos.	B.	9)	n. [***] [***]

Pos.	B.	10)	n. [***] [***]

Pos.	B.	10/1)	n. [***] [***]

Pos.	B.	11)	n. [***] [***]

Pos.	B.	12)	n. [***] [***]

Pos.	B.	12/1)	n. [***] [***]

Pos.	B.	13)	n. [***] [***]

Pos.	B.	14)	n. [***] [***]

*** Confidential treatment has been requested for redacted portions of this exhibit.  This copy omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

[***]
[***]

Pos.	C.	1)	n. [***] [***]

Pos.	C.	2)	n. [***] [***]

Pos.	C.	2/1)	n. [***] [***]

Pos.	C.	3)	n. [***] [***]

Pos.	C.	4)	n. [***] [***]

Pos.	C.	5)	n. [***] [***]

*** Confidential treatment has been requested for redacted portions of this exhibit.  This copy omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

[***]
[***]

Pos.	D.	1)	n. [***] [***]

Pos.	D.	2)	n. [***] [***]

Pos.	D.	3)	n. [***] [***]

Pos.	D.	3/1)	n. [***] [***]

Pos.	D.	4)	n. [***] [***]

Pos.	D	5)	n. [***] [***]

Pos.	D.	6)	n. [***] [***]

Pos.	D.	7)	n. [***] [***]

Pos.	D.	8)	n. [***] [***]

Pos.	D.	9)	n. [***] [***]

Pos.	D.	10)	n. [***] [***]

Pos.	D.	11)	n. [***] [***]

Pos.	D.	12)	n. [***] [***]

Pos.	D.	13)	n. [***] [***]

Pos.	D.	14)	n. [***] [***]

Pos.	D.	15)	n. [***] [***]

Pos.	D.	16)	n. [***] [***]

Pos.	D.	17)	n. [***] [***]

N.B.: The Position marked with (******) are not included in the supply and will be provided by Buyer.

*** Confidential treatment has been requested for redacted portions of this exhibit.  This copy omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Master Control Unit

Control of the plant by means of a centralised supervising system, which carries out the following main functions:

-	[***]
-	[***]
-	[***]
-	[***].
-	[***]
-	[***]
-	[***]

The master control unit is mainly composed of:

n. [***] [***]

n. [***] [***]

*** Confidential treatment has been requested for redacted portions of this exhibit.  This copy omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

[***]

Pos.	E.	1)	n. [***] [***]

Pos.	E.	2)	n. [***] [***]

Pos.	E.	3)	n. [***] [***]

Pos.	E.	4)	n. [***] [***]

Pos.	E.	4/1)	n. [***] [***]

Pos.	E.	5)	n. [***] [***]

Pos.	E.	6)	n. [***] [***]

Pos.	E.	7)	n. [***] [***]

Pos.	E	8)	n. [***] [***]

Pos.	E.	8/1)	n. [***] [***]

Pos.	E.	9)	n. [***] [***]

Pos.	E.	10)	n. [***] [***]

Pos.	E.	11)	n. [***] [***]

Pos.	E.	12)	n. [***] [***]

Pos.	E.	13)	n. [***] [***]

Pos.	E	14)	n. [***] [***]

Pos.	E.	14/1)	n. [***] [***]

Pos.	E.	15)	n. [***] [***]

Pos.	E.	15/1)	n. [***] [***]

Pos.	E.	15/2)	n. [***] [***]

Pos.	E.	16)	n. [***] [***]

Pos.	E.	17)	n. [***] [***]

Pos.	E.	18)	n. [***] [***]

Pos.	E.	19)	n. [***] [***]

Pos.	E	20)	n. [***] [***]

*** Confidential treatment has been requested for redacted portions of this exhibit.  This copy omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Pos.	E.	21)	n. [***] [***]

Pos.	E.	22)	n. [***] [***]

Pos.	E	23)	n. [***] [***]

Pos.	E.	24)	n. [***] [***]

Pos.	E.	25)	n. [***] [***]

Pos.	E.	26)	n. [***] [***]

Pos.	E.	26/1)	n. [***] [***]

Pos.	E.	27)	n. [***] [***]

Pos.	E.	28)	n. [***] [***]

Pos.	E.	29)	n. [***] [***]

Pos.	E.	30/1)	n. [***] [***]

Pos.	30) n. 1		n. [***] [***]

Pos.	E.	30/2)	n. [***] [***]

Pos.	E.	31)	n. [***] [***]

Pos.	E.	31/1)	n. [***] [***]

Pos.	E.	32)	n. [***] [***]

Pos.	E.	33)	n. [***] [***]

Pos.	E.	34)	n. [***] [***]

Pos.	E.	35)	n. [***] [***]

Pos.	E.	36)	n. [***] [***]

Pos.	E.	37)	n. [***] [***]

___________________________________________________ BUYER	___________________________________________________ SUPPLIER
Yos Shiran – CEO	Giancarlo Crestani (Director)
CAESARSTONE – SDOT YAM	BRETON S.P.A.
M. P. HEFER 38805 – Israel	Castello di Godego, Treviso (Italy)

*** Confidential treatment has been requested for redacted portions of this exhibit.  This copy omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.